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                                                                    EXHIBIT 3.8

                           AMENDED AND RESTATED BYLAWS

                                       OF

                            DOVE ENTERTAINMENT, INC.


                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Executive Office. The principal executive office of the corporation shall be located at such place as the board of directors shall from time to time determine.

         Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of California as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of shareholders shall be held at the principal executive office of the corporation or at any other place within or without the State of California, which may be designated by the board of directors and stated in the notice of the meeting.

         Section 2. Annual Meetings. The annual meeting of shareholders shall be held at such time as shall be designated by the board of directors and stated in the notice of the meeting. At such annual meetings, directors shall be elected and any other business may be transacted which is within the power of the shareholders.

         Section 3. Special Meetings. Special meetings of the shareholders, for the purpose of taking any action which is within the power of the shareholders, may be called at any time by the chairman of the board of directors, or by the holders of shares entitled to cast not less than ten percent of the votes at the meeting; provided, however, that if, after the filling of any vacancy by the directors as provided in Section 5 of Article III hereof, the directors then in









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office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then the holders of shares entitled to cast not less than five percent of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of the shareholders for the purpose of electing the entire board of directors, and the term of any director shall terminate upon the election at such meeting of a successor.

         Section 4. Notice of Meetinqs. Written notice of each meeting of shareholders, whether annual or special, shall be given to each shareholder entitled to vote thereat, either personally or by first class mail or other means of written communications, charges prepaid, addressed to such shareholder at the address of such shareholder appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders. If no address appears on the books of the corporation or is given by the shareholder to the corporation for the purpose of notice, notice shall be deemed to have been given to such shareholder if sent by mail or other means of written communication addressed to the place where the principal executive office of the corporation is located or if published at least once in a newspaper of general circulation in the county in which the principal executive office is located.

         Upon request in writing that a special meeting of shareholders be called for any proper purpose, directed to the president, any vice president or the secretary by any person (other than the board of directors) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting not less than 35 nor more than 60 days after receipt of the request.

         All such notices shall be given to each shareholder entitled thereto not less than ten days nor more than 60 days before the meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. All such notices shall state







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the place, date and hour of such meeting. In the case of a special meeting, such notice shall also state the general nature of the business to be transacted at such meeting, and no other business may be transacted thereat. In the case of an annual meeting, such notice shall also state those matters which the board of directors at the time of the mailing of the notice intends to present for action by the shareholders. Any proper matter may be presented at an annual meeting of shareholders though not stated in the notice, provided that, unless the general nature of a proposal relating to the following matters is stated in the notice or a written waiver of notice, the same shall require unanimous approval of all shareholders entitled to vote:

          (a) a proposal to vote a contract or other transaction between the corporation and one or more of its directors or any corporation, firm or association in which one or more of its directors has a material financial interest or is also a director;

          (b) a proposal to amend the articles of incorporation;

          (c) a proposal to approve the principal terms of a reorganization as defined in Section 181 of the General Corporation Law;

          (d) a proposal to wind up and dissolve the corporation;

          (e) if the corporation has preferred shares outstanding and the corporation is in the process of winding up, a proposal to adopt a plan of distribution of shares, obligations or securities of any other corporation or assets other than money which is not in accordance with the liquidation rights of preferred shares, if any.

          The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting.

          Section 5. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken (other than adjournment)






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is approved by at least a majority of the shares required to constitute a quorum.

          Section 6. Adjourned Meetings and Notice Thereof. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares the holders of which are present either in person or by proxy thereat, but in the absence of a quorum, no other business may be transacted at any such meetinq,

          Section 7. Voting. At all meetings of shareholders, every shareholder entitled to vote shall have the right to vote in person or by proxy the number of shares standing in the name of such shareholder on the stock records of the corporation on the record date for such meeting. Shares of this corporation owned by this corporation or a subsidiary (except shares held in a fiduciary capacity) shall not be entitled to vote. Unless a record date for voting purposes is fixed pursuant to Section 1 of Article VI of these bylaws, then only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting. Votes at a meeting may be given viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. If a quorum is present at the beginning of the meeting, except with respect to the election of directors (and subject to the provisions of Section 5 of this Article II should shareholders withdraw thereafter) the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders and shall decide any question properly brought before the meeting, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation, in which case the vote so required shall govern and control the decision of such question. Subject to the provisions of the next sentence, at all elections of directors of the corporation, each shareholders shall be entitled to cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are normally entitled, or to distribute his or her votes on the same principle among as many candidates as he or she shall see fit. No shareholder shall be entitled to cumulate his or her votes unless the name of the candidate or candidates for whom such votes would be cast has been






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placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholders' intention to cumulate his or her votes. The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

          Section 8. Waiver of Notice and Consent of Absentees. The proceedings and transactions of any meeting of shareholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law or these bylaws to be included in the notice but which were not so included, if such objection is expressly made at the meeting; provided, however, that any person making such objection at the beginning of the meeting or to the consideration of matters required to be but not included in the notice may orally withdraw such objection at the meeting or thereafter waive such objection by signing a written waiver thereof or a consent to the holding of the meeting or the consideration of the matter or an approval of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice except that the general nature of the proposals specified in clauses (a) through (e) of Section 4 of this Article shall be so stated.

          Section 9. Action Without a Meeting. Directors may be elected without a meeting by a consent in writing setting forth the action so taken signed by all the persons Who would be entitled to vote for the election of directors, provided, that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of that director.

          Any other action which under any provision of the General Corporation Law may be taken at any annual or special meeting of the shareholders may be taken without a meeting, and without notice






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except as hereinafter set forth, if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

          Unless tbe consents of all shareholders entitled to vote on any proposed action have been solicited in writing,

          (a) notice of any proposed shareholder approval of a proposal of a type referred to in clauses (a) through (e) of Section 4 of this Article without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval; and

          (b) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner and shall be deemed to have been given as provided in Section 4 of this Article.

          Unless, as provided in Section 1 of Article VI of these bylaws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.

          Section 10. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or the duly authorized agent of such person and filed with the secretary or persons appointed as inspectors of election or such other person as may be designated by the board of directors or the chief executive officer to receive proxies, provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution unless the shareholder executing it specifies therein the length of time for which such proxy is to continue in force. Every proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Except as otherwise provided by law, such revocation may be effected by attendance at the meeting and voting in person or by the person executing the proxy or by a writing stating that the proxy is revoked or by a proxy bearing a later date executed by the person executing the proxy and filed with the secretary of the corporation or the persons appointed as inspectors of election of such other






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persons as may be designated by the board of directors or the chief executive officer to receive proxies.

          Section 11. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons as inspectors of election to act at such meeting or any adjournment thereof in accordance with
Section 707 of the General Corporation Law.

                                   ARTICLE III

                                    DIRECTORS

          Section 1. Powers. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

          Section 2. Number and Oualifications. The number of directors of the corporation shall be not less than five (5) nor more than nine (9). Effective upon the commencement of the 1997 Annual Meeting of Shareholders, the exact number of directors within the limits specified shall be seven (7) until changed by an amendment to these bylaws duly adopted by the board of directors or by the shareholders. Such indefinite number may be changed, or a definite number fixed without provision for an indefinite number, by an amendment to these bylaws duly adopted by the vote or written consent of the shareholders provided, however, that a bylaw reducing the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. No amendment may change the stated maximum number of authorized directors to a number greater than two times the stated minimum number of directors minus one.

          Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected at any annual meeting, the directors may be elected at any special meeting of shareholders held for that purpose or at the next annual meeting of shareholders held thereafter. Each director shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.





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          Section 4. Resiqnation and Removal of Directors. Any director may resign effective upon giving written notice to the chairman of the board of directors, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation, in which case such resignation shall be effective at the time specified. Unless such resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective. The board of directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, provided that no director may be removed (unless the entire board is removed) when the votes cast against removal (or, if such action is taken by written consent, the shares held by persons not consenting in writing to such removal) would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the total time of the director's most recent election were then being elected and, provided, further, that if, pursuant to the provisions of the articles of incorporation, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more members of the board of directors, any director so elected may be removed only by the applicable vote (or consent) of the holders of the shares of that class or series.

          Section 5. Vacancies. Vacancies on the board of directors (except vacancies created by the removal of a director) may be filled by approval of the board, or, if the number of directors then in office is less than a quorum by
(x) the unanimous written consent of the directors then in office, (y) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 307 of the General Corporation Law or (z) a sole remaining director, and each director elected in this manner shall (subject to Section 3 of Article II hereof) hold office until the next annual meeting of shareholders and until a successor has been elected and qualified or until his or her earlier resignation or removal, provided that if, pursuant to the provisions of the articles of incorporation, the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, only the director or directors elected by the holders of such class or series may fill a vacancy involving a director or directors which the holders of such class or series are entitled to elect. If the resignation of a






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director states that it is to be effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          Section 6. Place of Meetinqs. Regular and special meetings of the board of directors may be held at any place within or without the State of California which has been designated in the notice or written waiver of notice of the meeting, or if not stated in the notice or waiver of notice or if there is no notice, designated by resolution of the board of directors or, either before or after the meeting, consented to in writing by all members of the board of directors who were not present at the meeting. If the place of a regular or special meeting is not designated in the notice or waiver of notice or fixed by a resolution of the board or consented to in writing by all members of the board not present at the meeting, it shall be held at the corporation's principal executive office.

          Section 7. Regular Meetings. Immediately following each annual shareholders' meeting, the board of directors shall hold a regular meeting to elect officers and transact other business. Such meeting shall be held at the same place as the annual meeting or such other place as shall be fixed by the board of directors. Other regular meetings of the board of directors shall be held at such times and places as are fixed from time to time by the board of directors. Call and notice of regular meetings of the board of directors shall not be required and is hereby dispensed with.

          Section 8. Special Meetings. Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board of directors, the president, by the secretary or by any two directors. Notice of the time and place of special meetings shall be delivered personally or by telephone or telegraph or sent by mail. In case notice is given by mail or telegram, it shall be sent, charges prepaid, addressed to the director at his or her address appearing on the corporation's records, or, if it is not on these records or is not readily ascertainable, at the place where meetings of the directors are regularly held. If notice is delivered personally or given by telephone or telegraph, it shall be given or delivered to the telegraph office at least 48 hours before the meeting. If notice is mailed, it shall be deposited in the United States mail at least four days before the meeting.

          Section 9. Quorum. A majority of the authorized number of directors shall constitute a quorum of the board for the transaction of business. Every act or decision done or made by a majority of the






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directors present at a meeting duly held at which a quorum is present is the act of the board of directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 10. Waiver of Notice of Consent. The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of the notice, a consent to holding the meeting or an approval of the minutes of the meeting.

          Section 11. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of the adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

          Section 12. Meetings by Conference Telephone. Members of the board of directors may participate in a meeting through use of conference telephone or similar communications eguipment, so long as all members participating in such meeting can hear one another. Participation by directors in a meeting in the fflanner provided in this Section constitutes presence in person at such meeting.

          Section 13. Action Without a Meetinq. Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board shall consent in writing to such action. Such written consents shall be filed with the minutes of the proceedings of the board.

          Section 14. Committees. The board of directors may, at its discretion, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each of which shall be composed of two or more directors,to serve at the please of the board. The board may designate one or more directors as alternative members of any committee who may replace any absent member at any meeting of a committee. The board may delegate to any such committee- to the extent provided in such resolution, any of the






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board's powers and authority in the management of the corporation's business and affairs, except with respect to:

               (a) the approval of any action for which the General Corporation Law also requires approval by the shareholders;

               (b) the filling of vacancies on the board of directors or any committee thereof;

               (c) the fixing of compensation of directors for serving on the board or on any committee thereof;

               (d) the amendment or repeal of bylaws or the adoption of new bylaws;

               (e) the amendment or repeal of any resolution of the board which by its express terms is not so amendable or repealable;

               (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board;

               (g) the authorization of the issuance of shares; and

               (h) the appointment of other committees of the board or the members thereof.

               The board of directors may prescribe appropriate rules, not inconsistent with these bylaws, by which proceedings of any such committee shall be conducted. The provisions of these bylaws relating to the calling of meetings of the board, notice of meetings of the board and waiver of such notice, adjournments of meetings of the board, written consents to board meetings and approval of minutes, action by the board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to committees of the board and action by such committees. In addition, any member of a committee designated by the board as the chairman or as secretary of the committee or any two members of a committee may call meetings of the committee. Regular meetings of any committee may be held without notice if the time and place of such meetings are fixed by the board of directors or the committee.




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          Section 15. Audit Committee. There shall at all times be an audit committee of the board of directors which shall be composed of three or more directors to serve at the pleasure of the board. At all times one director serving on the audit committee shall be required to qualify as an "independent" director for purposes of meeting any requirements with respect to such committee imposed for continued listing on the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or any national securities market on which the corporation's common stock is then listed. The audit committee shall be responsible for approving, from time to time, the chief financial officer of the corporation, for performing such functions as is required with respect to such committee for continued listing on NASDAQ or any national securities market on which the corporation's common stock is then listed and for such other matters as delegated to such committee by the board of directors by resolution adopted by a majority of the authorized number of directors, not inconsistent with the articles of incorporation or by-laws of the corporation. The provisions of these bylaws relating to the calling of meetings of the board, notice of meetings of the board and waiver of such notice, adjournments of meetings of the board, written consents to board meetings and approval of minutes, action by the board by consent in writing without a meeting, the place of holding such meetings, meetings by conference telephone or similar communications equipment, the quorum for such meetings, the vote required at such meetings and the withdrawal of directors after commencement of a meeting shall apply to the audit committee and action by the audit committee. In addition, any member of the audit committee designated by the board as the chairman or as secretary of the audit committee or any member of the audit committee may call meetings of the audit committee. Regular meetings of the audit committee may be held without notice if the time and place of such meetings are fixed by the board of directors or the audit committee.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. Officers. The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. Any two or more offices may be held by the same person.





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          Section 2. Elections. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by the board of directors, and each such officer shall serve at the pleasure of the board of directors until the regular meeting of the board of directors following the annual meeting of shareholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

          Section 3. Other Officers. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these bylaws and as the board of directors may from time to time determine.

          Section 4. Removal and Resignation. Any officer may be removed with or without cause by the board of directors. Any officer may resign at any time upon written notice to the corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective. Unless a resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

          Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the bylaws for regular appointments to the office.

          Section 6. Chairman of the Board. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the bylaws.

          Section 7. President. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the corporation's general manager and chief executive officer and shall, subject to the control of the board of directors, have general supervision, direction and control of the business, affairs and officers of the corporation. He shall preside as chairman at all meetings of shareholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management





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usually vested in the office of president of a corporation; shall have any other powers and duties that are prescribed by the board of directors or these bylaws; and shall be primarily responsible for carrying out all orders and resolutions of the board of directors.

          Section 8. Vice Presidents. In case of the absence or disability of the chief executive officer, the vice presidents in order of their rank as fixed by the board of directors, or, if not ranked, the vice president designated by the chief executive officer, shall perform all the duties of the chief executive officer and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the chief executive officer. Each vice president shall have any of the powers and perform any other duties that from time to time may be prescribed for him by the board of directors or the bylaws or the chief executive officer.

          Section 9. Secretary. The secretary shall keep or cause to be kept a book of minutes of all meetings and actions by written consent of all directors, shareholders and committees of the board of directors. The minutes of each meeting shall state the time and place that it was held and such other information as shall be necessary to determine whether the meeting was held in accordance with law and these bylaws and the actions taken thereat. The secretary shall keep or cause to be kept at the corporation's principal executive office, or at the office of its transfer agent or registrar, a record of the shareholders of the corporation, giving the names and addresses of all shareholders and the number and class and series of shares held by each. The secretary shall give, or cause to be given, notice of all meetings of shareholders, directors and committees required to be given under these bylaws or by law, shall keep or cause the keeping of the corporate seal in safe custody and shall have any other powers and perform any other duties that are prescribed by the board of directors, these bylaws or the chief executive officer. If the secretary refuses or fails to give notice of any meeting lawfully called, any other officer of the corporation may give notice of such meeting. The assistant secretary or, if there be more than one, any assistant secretary may perform any or all of the duties and exercise any or all of the powers of the secretary unless prohibited from doing so by the board of directors, the chief executive officer or the secretary, and shall have such other powers and perform any other duties as are prescribed for him by the board of directors or the chief executive officer.

          Section 10. Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account. The chief







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

financial officer shall cause all money and other valuables in the name and to the credit of the corporation to be deposited at the depositories designated by the board of directors or any person authorized by the board of directors to designate such depositories. He shall render to the chief executive officer and board of directors, when either of them request it, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation and shall have any other powers and perform any other duties that are prescribed by the board of directors, these bylaws or the chief executive officer. The assistant treasurer or, if there be more than one, any assistant treasurer may perform any or all of the duties and exercise any or all of the powers of the chief financial officer unless prohibited from doing so by the board of directors, the chief executive officer or the chief financial officer, and shall have such other powers and perform any other duties as are prescribed for him by the board of directors, the chief executive officer or the chief financial officer.

          Section 11. Compensation. The salaries of the officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                            INDEMNIFICATION OF AGENTS

          Section 1. Definitions. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was serving as a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 of this Article or clause (c) of Section 5 of this Article.

          Section 2. Indemnification: Other than Corporate Judgment. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in






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

its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in the best interests of the corporation or that he or she had reasonable cause to believe that his or her conduct was unlawful.

          Section 3. Indemnification: Corporate Judgment. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense of settlement of such action if such person acted in good faith and in a manner he or she believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made under this Section:

          (a) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person's duty to the corporation and its shareholders, unless, and only to the extent that, the court in which such proceeding is or was pending shall determine that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses;

          (b) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

          Section 4. Expenses. To the extent that an agent has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 of this Article or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses





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

actually and reasonably incurred by the agent in connection therewith.

          Section 5. Determination of Indemnification. Except as provided in
Section 4 of this Article, any indemnification under this Article shall be made by the corporation only if authorized in the specific case upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3, as the case may be, of this Article by:

          (a) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (b) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

          (c) approval or ratification by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares entitled to vote (for such purpose, the shares owned by the person to be indemnified not to be considered outstanding or entitled to vote thereon); or

          (d) the court in which such proceeding is or was pending, upon application by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney of other person is opposed by the corporation.

          Section 6. Advanced Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of any undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

          Section 7. No Indemnification or Advance. No indemnification or advance shall be made under this Article, except as provided in Section 4 or subsection (c) of Section 5 of this Article, in any circumstance where it appears:

          (a) that it would be inconsistent with a provision of the articles of incorporation, a resolution of the shareholders of an agreement in effect at the time of the accrual of the alleged







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

     cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

          (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                   ARTICLE VI

                                  MISCELLANEOUS

          Section 1. Record Date. The board of directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive payment of any dividend or other distribution or allotment of any rights or to exercise rights in respect to any change, conversion or exchange of shares or any other action for the purposes of which it is fixed.

          Section 2. Inspection of Records. The books of account, record of shareholders and minutes of proceedings of the shareholders and the board of directors and committees of the board shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any time during usual business hours for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate. Such inspection may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

          A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and has filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person or by agent or attorney) the absolute right to inspect and copy the record of shareholders' names and addresses and shareholding during usual business hours upon five business days' prior written demand upon the corporation and to obtain from the tranfer agent for the corporation, upon written demand and upon the tender of its usual charges, a list of the names and addresses of shareholders who are entitled to vote for the election of directors as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of






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

five business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

          Every director shall have the absolute right at any reasonable time to inspect and copy or make extracts from all books, records and documents of every kind and to inspect the physical properties of the corporation and any subsidiary of the corporation. -Such inspection by a director may be made in person or by agent or attorney.

          Section 3. Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors. The board of directors may authorize one or more officers of the corporation to designate the person or persons authorized to sign such documents and the manner in which such documents shall be signed.

          Section 4. Annual and Other Reports. The board of directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year unless the corporation has outstanding shares held of record by fewer than 100 persons, and the requirement of the General Corporation Law that such a report be so sent to shareholders is hereby expressly waived. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

               A shareholder or shareholders holding at least five percent of the outstanding shares of any class of the corporation may request of the corporation in writing an income statement of the corporation for the three month, six month or nine month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year. The statements shall be delivered or mailed to the person making the requeSt within 30 days thereafter. A copy of such statements shall be kept on file in the principal executive office of





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

the corporation for 12 months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder.

          Unless otherwise determined by the board of directors or the chief executive officer, the chief financial officer and any assistant treasurer are each authorized officers of the corporation to execute the certificate to the effect that the income statements, statements of changes in financial position and balance sheets referred to in this section were prepared without audit from the books and records of the corporation.

          Section 5. Contracts, etc. How Executed. The board of directors may authorize any officer or officers, agents or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

          Section 6. Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate or certificates signed in the name of the corporation by the chairman of the board of directors, the president or a vice president and by the chief financial officer or any assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

          Any such certificate shall also contain such legend or other statement as may be required by the General Corporation Law, the Corporate Securities Law of 1968 or any other applicable law or regulation or agreement.

          Certificates for shares may be issued prior to full payment therefor under such restrictions and for such purposes as the board of directors may provide; provided, however, that any such certificates so issued prior to full payment shall state the total amount of the consideration to be paid therefor and the amount paid thereon.




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

          No new certificates for shares shall be issued in place of any certificates theretofore issued unless the latter are surrendered and cancelled at the same time; provided, however, that a new certificate may be issued without the surrender and cancellation of the old certificate if the certificate theretofore issued is alleged to have been lost, stolen or destroyed. In case of any allegedly lost, stolen or destroyed certificate, the corporation may require the owner thereof or the legal representative of such owner to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          Section 7. Representation of Shares of Other Corporations. Unless the board of directors shall otherwise determine, the chairman of the board of directors, the president, any vice president, the secretary and any assistant secretary of the corporation are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted to such officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney or other document duly executed by any such officer.

          Section 8. Inspection of Bylaws. The corporation shall keep in its principal executive office in California, or if its principal executive office is not in California, at its principal business office in California, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the corporation has no office in California, it shall upon the written request of any shareholder, furnish him a copy of the bylaws as amended to date.

          Section 9. Seal. The corporation shall have a common seal and shall have inscribed thereon the name of the corporation, the date of its incorporation and the words "INCORPORATED" and "CALIFORNIA".

          Section 10. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law






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

shall govern the construction of these bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and plural number includes the singular, and the term "Person" includes a corporation as well as a natural person.

                                   ARTICLE VII

                                   AMENDMENTS

          Section 1. Power of Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the articles of incorporation.

          Section 2. Power of Directors. Subject to the right of shareholders as provided in Section 1 of this Article to adopt, amend or repeal bylaws, bylaws other than a bylaw or amendment thereof changing the authorized number of directors, may be adopted, amended or repealed by the affirmative vote of a majority of the board of directors.











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